Exhibit 4.3

TERRESTAR NETWORKS INC.

15% Senior Secured PIK Notes due 2014

SECOND SUPPLEMENTAL INDENTURE

Dated as of February 7, 2008

U.S. BANK NATIONAL ASSOCIATION,

Trustee

SECOND SUPPLEMENTAL INDENTURE dated as of February 7, 2008 (this “Supplemental Indenture”), among TERRESTAR NETWORKS INC., a Delaware corporation (the “Issuer”), the guarantors party hereto (the “Guarantors”) and U.S. BANK NATIONAL ASSOCIATION (the “Trustee”).

WHEREAS, the Issuer, TerreStar Networks Holdings (Canada) Inc., TerreStar Networks (Canada) Inc. and the Trustee have entered into an Indenture dated as of February 14, 2007, by and among the Issuer, the guarantors from time to time parties thereto and the Trustee (the “Original Indenture”), relating to the Issuer's 15% Senior Secured PIK Notes due 2014 (the “Initial 15% Notes”);

WHEREAS, the Issuer, the Guarantors and the Trustee have entered into a First Supplemental Indenture to the Original Indenture (as so supplemented, the “Indenture”) dated as of February 7, 2008, by and among the Issuer, the Guarantors and the Trustee (the “First Supplemental Indenture”), pursuant to which TerreStar National Services, Inc. and TerreStar License Inc. were each added as a Guarantor;

WHEREAS, the Issuer desires and has requested that the Trustee join it in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Issuer of an additional $50,000,000 aggregate principal amount of 15% Senior Secured PIK Notes due 2014 (the “Additional 15% Notes”);

WHEREAS, Section 2.02 of the Indenture provides for the issuance of Additional Notes and Section 9.01(e) of the Indenture permits supplementing the Indenture to establish a series of Additional Notes without the consent of any Holders;

WHEREAS, the Additional 15% Notes shall constitute Additional Notes pursuant to the Indenture;

WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid supplement to the Indenture pursuant to its terms and the terms of the Indenture have been done.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

GENERAL TERMS AND CONDITIONS OF THE ADDITIONAL 15% NOTES

SECTION 1.01. DESIGNATION OF NOTES.

The changes, modifications and supplements to the Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Additional 15% Notes and shall not apply to any other Notes that have been or may be issued under the Indenture unless a supplemental indenture with respect to such other Notes specifically incorporates such changes, modifications and supplements. Pursuant to this Supplemental Indenture, there is hereby designated an additional $50,000,000 aggregate principal amount of the series of Notes under the Indenture entitled “15% Senior Secured PIK Notes due 2014.” The Additional 15% Notes shall be evidenced by one or more Certificated Notes in the form of Exhibit A hereto. Except as otherwise expressly provided in Exhibit A, the Additional 15% Notes shall have the same terms, including without limitation, the same maturity date, interest rate, redemption and other provisions and interest payment dates as the Initial 15% Notes. For all purposes under the Indenture, the term “Notes” shall include the Initial 15% Notes and the Additional 15% Notes.

SECTION 1.02. OTHER TERMS OF THE NOTES.

(a) General. Without limiting the foregoing provisions of this Article I, the terms of the Additional 15% Notes shall be as set forth in the form of Notes set forth in Exhibit A hereto and as provided in the Indenture, as supplemented by this Supplemental Indenture.

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(b) Issue Price and Date; First Interest Payment. The Additional 15% Notes shall be issued on February 7, 2008 at an issue price of 93%. The amount of interest payable on the first interest payment date applicable to the Additional 15% Notes is the amount of interest accrued on the principal amount of such Additional 15% Notes from the date of issue until the first interest payment date. Such interest shall be paid in the form of Additional Notes.

(c) Restricted Notes. The Certificated Notes evidencing the Additional 15% Notes shall initially bear the restricted legend set forth in Exhibit B hereto.

(d) CUSIP. The CUSIP number for the Additional 15% Notes shall be 881452 AH9.

(e) Non-fungible. The Additional 15% Notes and any Notes issued to pay interest thereon are not fungible for U.S. federal income tax purposes with the Initial 15% Notes and any Notes issued to pay interest thereon. Accordingly notwithstanding anything to the contrary in the Indenture, the Additional 15% Notes and any Notes issued to pay interest thereon and any beneficial interest therein may not be transferred or exchanged for any Initial 15% Notes or any Notes issued to pay interest thereon or any beneficial interest therein.

(f) OID Legend. The Additional 15% shall bear the OID legend set forth in Exhibit C hereto.

SECTION 1.03 DEFINITIONS. Capitalized terms used herein but not otherwise defined shall have the respective meanings assigned thereto in the Indenture.

ARTICLE II

ADDITIONAL ISSUANCE OF ADDITIONAL 15% NOTES.

Additional 15% Notes in the aggregate principal amount equal to $50,000,000 may, upon execution of this Supplemental Indenture, be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery such Additional 15% Notes pursuant to Section 2.02(c) of the Indenture.

ARTICLE III

MISCELLANEOUS

SECTION 3.01. AMENDMENT AND SUPPLEMENT.

This Supplemental Indenture or the Additional 15% Notes may be amended or supplemented as provided for in the Indenture. After the date hereof, all references in the Indenture, the Notes, any Guarantee, the Collateral Documents or the Intercreditor Agreement or any other agreement entered into in connection with or as security for the Notes, the Indenture, any Guarantee, the Collateral Documents or the Intercreditor Agreement to the “Indenture” shall refer to the Indenture as supplemented hereby.

SECTION 3.02. CONFLICTS.

In the event of any conflict between this Supplemental Indenture and the Indenture, the provisions of this Supplemental Indenture shall prevail.

SECTION 3.03. GOVERNING LAW.

THIS SUPPLEMENTAL INDENTURE AND THE ADDITIONAL 15% NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE ADDITIONAL 15% NOTES.

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SECTION 3.04. COUNTERPARTS.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

SECTION 3.05. RATIFICATION.

The Indenture, as supplemented by this Supplemental Indenture, and the Collateral Documents shall remain in full force and effect and are in all respects ratified and confirmed. The Guarantors hereby consent to the issuance of the Additional 15% Notes.

SECTION 3.06. SEVERABILITY.

In case any one or more of the provisions contained in this Supplemental Indenture or in the Additional 15% Notes, as the case may be, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect or impair any other provisions of this Supplemental Indenture or of such Notes.

SECTION 3.07. TRUSTEE DISCLAIMER

The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.08. NO RECOURSE AGAINST OTHERS

No director, officer, employee, incorporator, shareholder, parent company, partner or controlling entities (except to the extent such person is the Issuer or is specifically named as a Guarantor hereunder) of the Issuer or the Guarantors (including without limitation 4371585 Canada Inc., and its successors and assigns) will have any liability for any obligations of the Issuer or the Guarantors under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability.

[Signature Pages Follow]

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SIGNATURES

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

TERRESTAR NETWORKS INC.

By:	/s/ Robert H. Brumley
Name:	Robert H. Brumley
Title:	President and Chief Executive Officer

TERRESTAR NETWORKS HOLDINGS (CANADA) INC., as Guarantor

By:	/s/ Stephen Nichols
Name:	Stephen Nichols
Title:	Executive Vice President

TERRESTAR NETWORKS (CANADA) INC., as Guarantor

By:	/s/ Stephen Nichols
Name:	Stephen Nichols
Title:	Executive Vice President

TERRESTAR NATIONAL SERVICES, INC., as Guarantor

By:	/s/ Robert H. Brumley
Name:	Robert H. Brumley
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO TERRESTAR SECOND SUPPLEMENTAL INDENTURE

FEBRUARY 2008

TERRESTAR LICENSE INC., as Guarantor

By:	/s/ Robert H. Brumley
Name:	Robert H. Brumley
Title:	President and Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Prokosch
Name:	Richard Prokosch
Title:	Vice President

SIGNATURE PAGE TO TERRESTAR SECOND SUPPLEMENTAL INDENTURE

FEBRUARY 2008

EXHIBIT A

FORM OF NOTES

TERRESTAR NETWORKS INC.

15% Senior Secured PIK Note due 2014

CUSIP

No.	$

TerreStar Networks Inc., a Delaware corporation (the “Issuer,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ____________________, or its registered assigns, the principal sum of ____________ DOLLARS ($______) on February 15, 2014.

Interest Rate: As set forth on the reverse hereof.

Interest Payment Dates: February 15 and August 15.

Regular Record Dates: February 1 and August 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:	TERRESTAR NETWORKS INC.

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 15% Senior Secured PIK Notes due 2014 described in the Indenture referred to in this Note.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF SECURITY]

TERRESTAR NETWORKS INC.

15% Senior Secured PIK Note due 2014

1.	Principal and Interest.

The Issuer promises to pay the principal of this Note on February 15, 2014.

The Issuer promises to pay interest on the principal amount of this Note as follows:

(a) Interest on this Note will accrue at a rate of 15% per annum from the date of its issuance, and will be payable semi-annually in arrears on each Interest Payment Date as set forth on the face of this Note to the Holders of record on the Regular Record Date set forth on the face of this Note immediately preceding each Interest Payment Date (or, in the case of the Interest Payment Date occurring on February 15, 2008, the Holders of record on the date of issuance of this Note);

(b) until and including February 15, 2011, accrued interest on this Note will be payable in Additional Notes;

(c) after February 15, 2011, accrued interest on this Note will be payable in cash; and

(d) notwithstanding clause (a) above,

(i) if by the date which is 60 days after the adoption of the Congressional budget resolution regarding the U.S. federal government’s budget for its 2009 fiscal year (the “Government Contract Milestone Date”) the Issuer has not certified to the Trustee that the Issuer has entered into a bona fide binding agreement with a department, agency or instrumentality of the U.S. federal government pursuant to which the Issuer will provide telecommunications services during a multi-year period and will receive compensation therefor, then commencing as of the Government Contract Milestone Date and continuing through the date, if any, on which such certification is provided to the Trustee, the Issuer will pay additional interest on this Note, which additional interest shall equal an increase in the annual interest rate on this Note (in addition to any increases required pursuant to clause (ii) and/or (iii) of this paragraph) by 0.5% per annum;

(ii) if by October 1, 2008 (the “Commercial Contract Milestone Date”) the Issuer has not certified to the Trustee that the Issuer has entered into a bona fide binding agreement with a non-governmental entity pursuant to which the Issuer will provide telecommunications services during a multi-year period and will receive compensation therefor, then commencing as of the Commercial Contract Milestone Date and continuing through the date, if any, on which such certification is provided to the Trustee, the Issuer will pay additional interest on this Note, which additional interest shall equal an increase in the annual interest rate on this Note (in addition to any increases required pursuant to clause (i) and/or (iii) of this paragraph) by 0.5% per annum;

(iii) if by December 31, 2008 (the “ATC Milestone Date”), the Issuer has not certified to the Trustee that the Issuer has been authorized by the FCC to provide an Ancillary Terrestrial Component in combination with the Issuer’s MSS, then commencing as of the ATC Milestone Date and continuing through the date, if any, on which such certification is provided to the Trustee, the Issuer will pay additional interest on this Note, which additional interest shall equal an increase in the annual interest rate on this Note (in addition to any increases required pursuant to clause (i) and/or (ii) of this paragraph) by 0.5% per annum; and

(iv) any certification required by the foregoing clauses (i), (ii) or (iii) shall be in the form of an Officers’ Certificate provided to the Trustee signed by the Issuer’s Chief Executive Officer and Chief Financial Officer.

Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date determined in accordance with the Indenture.

If the payment of interest as set forth in the preceding would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary in this Note, the Indenture, any Guarantee, the Collateral Documents or the Intercreditor Agreement or any other agreement entered into in connection with or as security for this Note, the Indenture, any Guarantee, the Collateral Documents or the Intercreditor Agreement, it is agreed that the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received by any Holder under this Note, the Indenture, any Guarantee, the Collateral Documents or the Intercreditor Agreement or under any other agreement entered into in connection with or as security for this Note, the Indenture, any Guarantee, the Collateral Documents or the Intercreditor Agreement shall under no circumstances exceed the maximum amount allowed by such applicable law and any excess shall be canceled automatically and, if theretofore paid, shall be refunded by each applicable Holder to the Issuer.

2.	Indenture; Guarantee.

This is one of the Notes issued under an Indenture dated as of February 14, 2007 (as amended from time to time, the “Indenture”), among the Issuer, the guarantors from time to time party thereto and U.S. Bank National Association, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are senior secured obligations of the Issuer. Subject to certain conditions, Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class. This Note is part of a series of Additional Notes designated pursuant to Section 2.02(c) of the Indenture. This Note is guaranteed by the Guarantors as set forth in the Indenture.

3.	Redemption and Repurchase; Discharge or Defeasance Prior to Redemption or Maturity.

This Note is subject to optional redemption, and may be the subject of a Repurchase Offer, as further described in the Indenture. Except for certain required Repurchase Offers, there is no sinking fund or mandatory redemption applicable to this Note.

If the Issuer deposits with the Trustee money or Government Notes sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, each of the Issuer and the Guarantors may in certain circumstances be discharged from the Indenture, the Notes and the Collateral Documents or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.	Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof, except that Additional Notes in payment of interest may be issued in other denominations. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.	Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Issuer, any Restricted Subsidiary of the Issuer that is a Significant Subsidiary, any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, the FCC License Subsidiary or any Canadian Entity occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6.	Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, and defaults may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.

7.	Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.	Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Issuer will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED

ON ALL NOTES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to                     , the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐	(1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended, and certification in the form of Exhibit F to the Indenture is being furnished herewith.

☐	(2) This Note is being transferred to a non-U.S. person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

or

☐	(3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:
Seller

By:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:[5]

By:
To be executed by an executive officer

[5]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Issuer pursuant to Section 3.09 of the Indenture, check the box:  ☐

If you wish to have a portion of this Note purchased by the Issuer pursuant to Section 3.09 of the Indenture, state the amount (in original principal amount) below:

$	.

Date:

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:[1]

[1]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHER WISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

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EXHIBIT C

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. UPON REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO A HOLDER OF THIS NOTE INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE, AND THE YIELD TO MATURITY OF THIS NOTE. A HOLDER SHOULD CONTACT NEIL HAZARD, THE CHIEF FINANCIAL OFFICER OF THE ISSUER, 12010 SUNSET HILLS ROAD, 9TH FLOOR, RESTON, VIRGINIA 20190.

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